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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 3, 2006

                         MENDOCINO BREWING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                      0-22524                      68-0318293
                (Commission File No.)   (IRS Employer Identification Number)

                   1601 Airport Road, Ukiah, California 95482
               (Address of principal executive offices) (Zip Code)

                                 (707) 463-6610
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

        On October 3, 2006, the board of directors (the "Board") of Mendocino Brewing Company, Inc., a California corporation, (the "Company") approved the issuance of an aggregate of 154,260 shares of the Company's unregistered Common Stock (the "Common Stock") to four outside members of the Board pursuant to the terms of the Company's Directors' Compensation Plan. The Common Stock was issued to the outside directors as compensation for their services on the Board and their attendance at meetings of the Board and committees of the Board held during 2004 and 2005. The number of shares of Common Stock granted to each outside director was calculated based on the number of meetings attended by such director and the book value of the Company's Common Stock as of the last day of each year in respect of which such compensation was due.

        The Company believes that the issuance of the Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because of the limited number of recipients, the significant business experience and financial sophistication of each of the recipients, and the intimate knowledge of and familiarity with the Company's business possessed by such outside directors.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MENDOCINO BREWING COMPANY, INC.
                                                     (Registrant)



Date:  October 9, 2006                       By: /s/ N. MAHADEVAN
                                                --------------------------------
                                                N. Mahadevan, Secretary and
                                                Chief Financial Officer

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